Exhibit 10.16
                     AMENDMENT TO SECURITIES SUBSCRIPTION AGREEMENT
                           GRANT OF OPTION TO PURCHASE SHARES


	This Agreement, entered this 15th day of November, 1999 by and between EARTH SCIENCES, INC., a Colorado corporation with principal executive offices located at 910 12th Street, Golden, Colorado 80401 (the "Company"), and ________________(the "Buyer"), is an amendment of the Securities Subscription Agreement dated February 19, 1999 by and between the same parties (the "Subscription Agreement") pursuant to which Buyer purchased __________ of the Company's $.01 par value common stock (the "Shares"). Terms not otherwise defined herein have the meanings set forth in the Subscription Agreement.

	WHEREAS, the Subscription Agreement and its Amendment of the same date (the "1st Amendment") contemplated the issuance by the Company of additional shares of its $.01 par value common stock to the Buyer under certain circumstances (the"Additional Shares");

	WHEREAS, the Company and the Buyer intended that the Additional Shares be included in the registration statement on Form S-3 filed by the Company with regard to the Shares, but such intention has been frustrated;

	WHEREAS, the Company and the Buyer desire to transform the rights to Additional Shares the Buyer held in the 1st Amendment into options to purchase shares of the Company's $.01 par value common stock exercisable essentially under the same terms and conditions as the rights for Additional Shares; and

	WHEREAS, the Company's Board of Directors has specifically authorized the granting of the stock option hereinafter described.

	NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Company and Buyer hereby amend the Subscription Agreement as follow:

1. Voiding of 1st Amendment. The Company and the Buyer agree that the 1st Amendment is void and of no further force or effect.

2. Grant of Stock Option. The Company hereby grants to Buyer effective this date the Option to Purchase (hereinafter the "Option") no more than the aggregate of _________ shares of the Company's $.01 par value common stock, on the terms and conditions hereinafter set forth at a purchase price of $.01 per share. To the extent not exercised or exercisable, pursuant to paragraph 3 below, the Option to purchase any remaining shares shall expire as of November 15, 2001.

3. Mechanics of and Limitation on Exercise of Option. If the Buyer delivers to the transfer agent or the Company certificates representing any of the Shares, together with a check for the estimated exercise price and a notice to the Company to exercise a portion or all of the Option (the "Notice") and the average per share closing bid price for the Common Stock for the five trading days immediately preceding the receipt of the Notice is less than 125% of the closing per share bid price the trading day immediately preceding the date of the Closing (as defined in the Subscription Agreement), then with respect to the number of Shares specified in such Notice and represented by certificates actually sent to the transfer agent or the Company, the Company shall cause to be issued shares under the Option in the name of the Buyer in accordance with the following formula:

				OpSh = Sh x  [(1+ Dr) x Pp  -Fdb]/Fdb, where

	OpSh	=	the option  shares to be issued;
  	Sh	=	the number of shares referred to in the Notice;
	  Pp	= 	the per share purchase price of the Shares of $0.906;
	  Dr	=	25% (or .25); and
  Fdb = the 5 trading day average per share closing bid price preceding the date of receipt of the Notice;

Any shares issued pursuant to this Amendment shall be deemed Shares pursuant to the Subscription Agreement and shall be subject to all the terms and conditions of the Subscription Agreement. For purposes of this Amendment, the closing per share bid price of the Company's $.01 par value common stock shall be as reported by OTCBB. Notwithstanding anything in this Amendment to the contrary, the Company shall not be required to issue additional shares in excess of its legally authorized capital, or issue additional shares greater in number than the shares granted under the Option, or suffer any penalty forfer to the Company.

6.	Liquidated Damages.  The Company acknowledges that time is of the essence with respect to the Company's compliance with its obligations to issue shares pursuant to a Notice under Paragraph 3 above. Accordingly, the Company hereby warrants and represents that in the event it becomes obligated to issue shares under the Option to the Buyer, it the Transfer Agent such shares and an applicable Notice pursuant to Paragraph 3 hereof) at a price per share equal to 125% of the per share closing bid price of the Common Stock the day immediately preceding the date of the Closing (the "Call") and cancel any remaining shares under the Option. The Buyer shall have the right to decline to sell shares pursuant to the Call, provided however, that such refusal shall automatically extinguish the Buyer's right to any remaining shares under the Option as provided in Paragraph 2 of this Amendment with respect to the number of shares called. The Company may assign its purchase rights under this Paragraph 4 with consent of the Buyer.

5. 	Mechanics for Exercise of the Call.  To exercise the Call, the Company shall deliver written notice to the Buyer along with its commitment to pay the appropriate price to the Buyer within ten (10) business days of the date of delivery of such notice of the Call. The Buyer shall have five (5) business days from delivery of the notice of the Call to decline to sell the shares pursuant to the Call by a written notice of such declination to the Company within such 5 business day period. In the event the Company does not receive timely delivery of such notice to decline the Call, the Company shall be authorized to treat the Call as accepted and, after payment to the Buyer of the appropriate price, shall be authorized to take those actions it deems necessary to terminate the Buyers Option and rights in the Shares. After receipt of the payment pursuant to the Call, the Buyer shall deliver any and all certificates evidencing the Shares to the Company properly endorsed for transfer

6.	Liquidated Damages.  The Company acknowledges that time is of the essence with respect to the Company's compliance with its obligations to issue shares pursuant to a Notice under Paragraph 3 above. Accordingly, the Company hereby warrants and represents that in the event it becomes obligated to issue shares under the Option to the Buyer, it shall (i) instruct its transfer agent with respect to such issuance; (ii) cause its counsel to issue any necessary opinion letters; and (iii) take any and all other action necessary to cause its Transfer Agent to issue any required shares and deliver the same in accordance with purchaser's instructions within ten (10) business days after the Transfer Agent has received the certificates for the Shares and the Company has received the Notice. In the event the Company breaches this warranty, for any reason, other than an act of God as described below, then the Company shall immediately pay the Buyer liquidated damages in the amount of 1% of the pro rata Purchase Price, allocable to the shares for which such additional shares are to be issued, per day (the "Cash Damages") until the Company shall have complied with its obligations under Paragraph 1. In the event the Company is in breach of this warranty for more than ten (10) business days, the Company shall issue to the Buyer, as additional liquidated damages, additional shares per day of the Company's Common Stock equal to 1% of the number of the shares originally purchased pursuant to the Subscription Agreement. The Company's payment of such liquidated damages shall not, however, alter in any way the Company's obligations under Paragraph 3. Further, until the Company cures the breach of Warranty by delivering the shares and paying the liquidated damages, the Company shall not issue or contract to issue to any other party any of its equity securities or debt securities convertible into equity securities of the Company.

	For purposes of this agreement, an act of God shall excuse a breach of warranty in the event that weather conditions, acts of war or terrorism, or some other catastrophic event not generally encountered in business or reasonably within the contemplation of the parties at the time of execution of this agreement renders the Company's performance impossible. Such breach of warranty shall be excused only for so long as the act of God in fact renders performance impossible.

7. Filing of Registration Statement. The Company agrees to use its best efforts to file a registration statement on Form S-3 to include the shares covered by the Option as soon as practicable.

8. Limitation on Weekly Sale of Shares. Except in the event of unusual market activity, the Buyer hereby agrees to limit the weekly sale of Shares (including the shares received from any exercise of the Option) to the greater of : a) ______ shares per week, or b) ____ % of the previous week's volume of the Company's shares sold as reported by the OTCBB.

No other amendments of the Subscription Agreement are intended.

	IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement on the date first above written.

							EARTH SCIENCES, INC.

						By:	_________________________
							Name:  Mark H. McKinnies

								Title: President

							BUYER

						By:	__________________________